As filed with the Securities and Exchange Commission on February 14, 1997
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -------------------

                        SCHNITZER STEEL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              OREGON                                    93-0341923
   (State or other jurisdiction                       (IRS Employer
 of incorporation or organization)                  Identification No.)

  3200 NW Yeon Ave., PO Box 10047
       Portland,  Oregon                                   97210
     (Address of Principal                              (Zip Code)
      Executive Offices)

                               -------------------

           Schnitzer Steel Industries, Inc. 1993 Stock Incentive Plan
                              (Full title of plan)

                               -------------------

                                Barry A. Rosen
                     Vice President-Finance and Treasurer
                       Schnitzer Steel Industries, Inc.
                        3200 NW Yeon Ave., PO Box 10047
                              Portland, OR  97210
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (503) 224-9900

                                    Copy to:
                               Stuart W. Chestler
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                           Proposed     Proposed
                                           Maximum      Maximum       Amount
                           Amount          Offering     Aggregate     of Regis-
Title of Securities        to Be           Price Per    Offering      tration
to Be Registered           Registered      Share        Price         Fee
---------------------      --------------  ---------    -----------   ---------
Class A Common Stock,      825,000 Shares  $27.875      $22,996,875   $6,969
$1.00 par value
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on $27.875, which was the average of the high and low prices of the Class A Common Stock on February 11, 1997 as reported in The Wall Street Journal for NASDAQ National Market Issues.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.
         ---------------------------------------

     The following documents filed by Schnitzer Steel Industries, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

     (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.
         -------------------------

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Article V (the "Article") of the 1993 Restated Articles of Incorporation of the Company requires the Company to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification will be ultimately subject to determination by a court that indemnification in the circumstances presented is consistent with public policy and other provisions of law. It is likely, however, that the Article would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act (the "Act"). The effect of the Act is summarized as follows:

     (a) The Act permits a corporation to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding ("proceeding"), other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or at least not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

     (b) The Act permits a corporation to grant a right of indemnification in respect of any proceeding by or in the right of the corporation against the reasonable expenses (including attorneys' fees) incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or at least not opposed to the best interests of the corporation, except that no indemnification may be granted if such person is adjudged to be liable to the corporation unless permitted by a court.

     (c) The corporation may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined in the specific case that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not party to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or such committee thereof, as described in (i) and (ii) above, or (iv) by the shareholders. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

     (d) The corporation may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) a written affirmation of his or her good faith belief that he or she has met the prescribed standard of conduct, and (ii) a written undertaking to repay the advance in the event indemnification is not authorized.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors, or otherwise.

     The Company has directors' and officers' liability insurance coverage which insures directors and officers of the Company and its subsidiaries against certain liabilities.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

     Not Applicable.

Item 8.  Exhibits.
         --------

    4A. 1993 Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-69352.

    4B.  Restated Bylaws of the Company. Incorporated by reference to Exhibit
         3.2 to the Company's Annual Report on Form 10-K for the year ended August 31, 1995.

    5.1  Opinion of Stoel Rives LLP.

   23.1  Consent of Price Waterhouse LLP.

   23.2  Consent of Coopers & Lybrand L.L.P.

   23.3  Consents of La Guardia & Petrella L.L.C.

   24.1  Powers of Attorney.

Item 9.  Undertakings.
         ------------

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on February 14, 1997.

                                       SCHNITZER STEEL INDUSTRIES, INC.


                                       By /s/ BARRY A. ROSEN
                                          --------------------------------------
                                          Barry A. Rosen, Vice President -
                                            Finance and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 14, 1997.

Signature                                       Title
---------                                       -----

Principal Executive Officer:

*LEONARD SCHNITZER                     Chairman of the Board, Chief
----------------------------------     Executive Officer and Director
Leonard Schnitzer

Principal Financial Officer:

/s/ BARRY A. ROSEN                     Vice President-Finance and
----------------------------------     Treasurer
Barry A. Rosen

Principal Accounting Officer:

*JAMES W. CRUCKSHANK                   Controller and Assistant
----------------------------------     Treasurer
James W. Cruckshank

Directors:

*CAROL S. LEWIS                        Director
----------------------------------
Carol S. Lewis

*KENNETH M. NOVACK                     Director
----------------------------------
Kenneth M. Novack

*ROBERT W. PHILIP                      Director
----------------------------------
Robert W. Philip

*JEAN S. REYNOLDS                      Director
----------------------------------
Jean S. Reynolds

*DORI SCHNITZER                        Director
----------------------------------
Dori Schnitzer

*GARY SCHNITZER                        Director
----------------------------------
Gary Schnitzer

*MANUEL SCHNITZER                      Director
----------------------------------
Manuel Schnitzer

*ROBERT S. BALL                        Director
----------------------------------
Robert S. Ball

*WILLIAM A. FURMAN                     Director
----------------------------------
William A. Furman

*RALPH R. SHAW                         Director
----------------------------------
Ralph R. Shaw


*By /s/ BARRY A. ROSEN
    --------------------------------
    Barry A. Rosen, Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number      Document Description
------      --------------------

4.1 1993 Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Registration No. 33-69352.

4.2         Restated Bylaws of the Company. Incorporated by reference to Exhibit
            3.2 to the Company's Annual Report on Form 10-K for the year ended August 31, 1995.

5.1         Opinion of Stoel Rives LLP.

23.1        Consent of Price Waterhouse LLP.

23.2        Consent of Coopers & Lybrand L.L.P.

23.3        Consents of La Guardia & Petrella L.L.C.

24.1        Powers of Attorney.